AGREEMENT REGARDING DISSOLUTION OF JOINT VENTURE

This agreement is entered into effective as of May 1, 2006, by and between BWC Real Estate, a California corporation ("BWCRE") and Simonich Corporation, a California corporation ("Simonich").

RECITALS

BWCRE and Simonich entered into a joint venture agreement in 1994, amended June 13, 1995, and amended and restated as of April 1, 2002 (collectively the "JV Agreement").

Pursuant to the JV Agreement, the parties entered into a joint venture under the name "BWC Mortgage Services" (the "Joint Venture") to conduct the business of providing mortgage banking and related services.

BWCRE has agreed to sell and transfer to Simonich, and Simonich has agreed to purchase, all of BWCRE's right and interest in the Joint Venture on the terms and conditions set forth below. The parties wish to then dissolve the Joint Venture.

Now, therefore, the parties agree as follows:

1.            Payment of Consideration. On the date of execution, Simonich shall pay $1,029,130 in cash to BWCRE.

2.            Transfer and Assignment. On the date of execution, effective on the Effective Date, BWCRE shall transfer and assign all of its right, title and interest in the Joint Venture and all of its right, title and interest in the leases and other assets of the Joint Venture, to Simonich. The Joint Venture shall execute forms of Assignment, an Assignment and Assumption of Leases in the form attached hereto as Exhibit A and an Assignment and Assumption of Contracts in the form attached hereto as Exhibit B.

3.            Effective Date. The Effective Date of this agreement shall be May 1, 2006 (the "Effective Date"). On the date of execution, Simonich shall make its payment to BWCRE, BWCRE shall transfer all of its right, title and interest in the Joint Venture to Simonich, and from and after the Effective Date, the Joint Venture shall be dissolved and any and all business done from the Effective Date under the name BWC Mortgage Services shall be business conducted solely by Simonich or such affiliate as Simonich may select. From and after the Effective Date, BWCRE shall have no further right, interest, obligation, liability or responsibility for BWC Mortgage Services or the Joint Venture.

4.            Assumption of Liabilities. As of the Effective Date, Simonich shall assume full responsibility for all leases, contracts, obligations, debts and any and all other liabilities of any type or nature of the Joint Venture, and BWCRE shall have no obligation or responsibility for any debts or obligations of the Joint Venture.

5.            Indemnity. From and after the Effective Date, Simonich shall defend, (with legal counsel selected by Simonich and consented to by BWCRE, or its affiliates or assigns) protect and hold BWCRE, and all affiliates of BWCRE, free and harmless from any and all liabilities,

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claims, debts, obligations or expenses pertaining to the Joint Venture whether arising before or after the Effective Date, except as to any such matters that arise exclusively from actions or agreements of BWCRE. Without limiting the foregoing, Simonich shall reimburse BWCRE, or its affiliates or assigns, for all expenses, damages or fines incurred or suffered by BWCRE, its affiliates or assigns by reason of the Joint Venture, or by reason of any agreements, commitments, actions, violations or other obligations of the Joint Venture. Nothing in this section shall obligate Simonich to indemnify BWCRE, its affiliates or assigns, against BWCRE own willful acts. BWCRE represents that as of the date of execution, it is not aware of any expenses, damages, fines or claims that fall within this indemnity obligation.

6.            Dissolution. As of the Effective Date, the parties shall take such actions, and execute all such documents, as may be necessary or appropriate to fully and formally terminate and dissolve the Joint Venture.

7.            Name and Logo. From and after the Effective Date, Simonich may continue to use the name "BWC Mortgage Services" provided:

(i)           There shall be no further reference to BWC Mortgage Services as being a joint venture; and

(ii)          There shall be no reference to BWC Mortgage Services being a "Bank of Walnut Creek affiliate" nor shall any logo, sign or other indication be used that uses the name or in any way identifies Bank of Walnut Creek as being part of, or in any way affiliated with, BWC Mortgage Services or any other name or entity in which Simonich is doing business. There will be no statement or reference to Bank of Walnut Creek, or any affiliate of the Bank, having previously been affiliated with BWC Mortgage Services. Any and all existing letterhead, business cards, contact information or other materials that makes reference to the "Joint Venture", "general or limited partnership" or "Bank of Walnut Creek" shall be destroyed and/or replaced on or before June 1, 2006. Simonich shall use commercially reasonable efforts to accomplish replacement and elimination of the referenced documentation and materials..

8.            Notification. Concurrently with the execution of this Agreement, Simonich and BWCRE shall jointly execute a letter in form agreed upon by both parties, which will be sent by Simonich to all lenders, landlords, employees, independent contractors and parties to any existing contracts or obligations advising them of the dissolution and termination of the Joint Venture and affirmatively stating that Simonich alone is continuing the business under the name BWC Mortgage Services.

9.            Employees–Independent Contractors. All employees or independent contractors of the Joint Venture, or of Simonich Corporation, who maintain desks or offices in any office, branch or location of the Bank of Walnut Creek shall vacate such locations as of June 1, 2006 and shall remove all of their personal effects as of such date. Any and all month to month leases, rental agreements, rights of occupancy or similar documents shall be deemed terminated and of no further force or effect from and after the date of execution.

10.          Publicity. The parties shall mutually agree upon a press release announcement of the termination and dissolution of the Joint Venture and shall mutually agree as to the timing of

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the release of the announcement. Notwithstanding the above, Simonich is aware that BWCRE is an affiliate of a publicly traded company, BWC Financial Corp., and that BWC Financial Corp. will be obligated to make certain filings with the Securities and Exchange Commission and with the Federal Reserve Office regarding the termination of the Joint Venture. Except for such announcements, and the notification in Paragraph 8 above, neither party shall make any public statements as to the dissolution or termination of the Joint Venture except as may be necessary or appropriate to the employees, independent contractors, and advisors of the parties.

11.          Document Responsibility. Simonich acknowledges that it has been actively managing the joint venture and that it has prepared financial statements and executed contracts in the name of the Joint Venture. Simonich represents and warrants that it has no knowledge of any liabilities of the Joint Venture not shown on the financial statement dated April 30, 2006. Simonich represents and warrants that there are no contracts, leases, obligations, whether written or verbal, that pertain to the Joint Venture other than as shown on Exhibit C hereto.

12.          Attorneys' Fees. In the event either party initiates action to interpret or enforce any of the terms or conditions of this agreement, the prevailing party in any such action shall, in addition to such other judgment or award as may be granted, be entitled to recover its attorneys' fees involved in such matter from the other party.

13.          Counterparts. This agreement may be executed in separate counterparts, each of which together shall be deemed to be one and the same instrument.

14.          Full and Final Resolution. The parties intend by this agreement to fully and finally resolve any and all issues pertaining to the Joint Venture and the obligations and commitments between them on the terms set forth herein. The terms of this agreement reflect the full and final agreement of the parties and any prior discussions, understandings or commitments are of no further force or effect except as may be expressly set forth herein.

IN WITNESS WHEREOF, the parties have executed this agreement as of the date first above written.

BWC REAL ESTATE, a California corporation

By:

SIMONICH CORPORATION

By:
Scott Simonich

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EXHIBIT A

Assignment and Assumption of Leases

THIS ASSIGNMENT AND ASSUMPTION OF LEASES (this "Assignment") dated as of May 1, 2006, (the "Effective Date"), is between BWC Mortgage Services, a joint venture ("Assignor" or the "Joint Venture") and Simonich Corporation ("Assignee").

A.	The Joint Venture is the tenant under certain leases which leases are described in Exhibit C attached hereto (the "Leases").
B.	BWC Real Estate, a California corporation ("BWCRE") and Assignee, a California corporation, are the only partners in the Joint Venture.
C.

BWCRE and Assignee have entered into an Agreement Regarding Dissolution of Joint Venture (the "Agreement"), pursuant to which Assignee agreed to acquire all of the interest of BWCRE in the Joint Venture.

D.

To carry out the intent of the Agreement, Assignor desires to assign its interest as tenant under the Leases to Assignee, and Assignee desires to accept the assignment thereof, on the terms and conditions set forth below.

ACCORDINGLY, the parties hereto agree as follows:

1.	As of the Effective Date, Assignor hereby assigns to Assignee all of its right, title and interest in and to the Leases;
2.

As of the Effective Date, Assignee hereby assumes all of the tenants obligations under the Leases and agrees to indemnify Assignor and BWCRE against and hold Assignor and BWCRE harmless from any and all Claims originating on or subsequent to the Effective Date and arising out of the tenant's obligations under the Leases.

4.

In the event of any dispute arising out of the obligations of the parties under this Assignment or concerning the meaning or interpretation of any provision contained herein, the losing party shall pay the prevailing party's costs and expenses of such dispute, including, without limitation, reasonable attorneys' fees and costs.

5.	This Assignment shall be binding on and inure to the benefit of the parties hereto and their respective successors and assigns.
6.	This Assignment may be executed in any number of counterparts, each of which shall be deemed an original, but all of which taken together shall constitute one and the same instrument.

Assignor and Assignee have executed this Agreement as of the day and year first written above.

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ASSIGNOR:

BWC MORTGATE SERVICES
By:	BWC Real Estate
	By:	_________________________
James L. Ryan
By:	Simonich Corporation

By:

Scott Simonich

ASSIGNEE:

Simonich Corporation

By:

Name: Scott Simonich, president

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EXHIBIT B

Assignment and Assumption of Contracts and Other Obligations

THIS ASSIGNMENT AND ASSUMPTION OF CONTRACTS AND OTHER OBLIGATIONS (this "Assignment") ") dated as of May 1, 2006, (the "Effective Date") is between BWC Mortgage Services a joint venture ("Assignor" or the "Joint Venture") and Simonich Corporation ("Assignee").

A.	Assignor has entered into certain contracts and incurred certain other obligations listed (as in Exhibit C attached hereto (the "Contracts" and the "Other Obligations").
B.	BWC Real Estate, a California corporation ("BWCRE") and Simonich Corporation, a California corporation, are the sole partners of the Joint Venture.
C.	BWCRE and Assignee have entered into an Agreement (the "Agreement") regarding the dissolution of the Joint Venture.
D.

Pursuant to the Agreement, Assignor desires to assign its interest in the Contracts and Other Obligations with respect to the Joint Venture to Assignee, and Assignee desires to accept the assignment thereof, on the terms and conditions set forth below.

ACCORDINGLY, the parties hereto agree as follows:

1.	As of the Effective Date, Assignor hereby assigns to Assignee all of its right, title and interest in and to the Contracts and Other Obligations of the Joint Venture.
2.

Assignee hereby assumes all of Assignor's obligations under the Contracts and Other Obligations and shall be solely liable and responsible for performance of the obligations of the Joint Venture under the Contracts and Other Obligations and agrees to indemnify Assignor and BWCRE against and hold Assignor and BWCRE harmless from any and all Claims originating on or subsequent to the date hereof and arising out of the Assignor's obligations under the Contracts and Other Obligations.

4.

In the event of any dispute between Assignor, BWCRE and Assignee arising out of the obligations of the parties under this Assignment or concerning the meaning or interpretation of any provision contained herein, the losing party shall pay the prevailing party's costs and expenses of such dispute, including, without limitation, reasonable attorneys' fees and costs.

5.	This Assignment shall be binding on an inure to the benefit of the parties hereto and their respective successors and assigns.

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6.	This Assignment may be executed in any number of counterparts, each of which shall be deemed an original, but all of which taken together shall constitute one and the same instrument.

Assignor and Assignee have executed this Agreement as of the day and year first written above.

ASSIGNOR:

BWC MORTGATE SERVICES
By:	BWC Real Estate
	By:	_________________________
James L. Ryan
By:	Simonich Corporation

By:

Scott Simonich

ASSIGNEE:

Simonich Corporation

By:

Scott Simonich, president

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EXHIBIT C

Leases, Contracts, Obligations

The following is a list of all leases, contracts and other obligations of the Joint Venture as of the date of execution of the Agreement Regarding Dissolution of Joint Venture.

Leases (See list attached as Schedule I)

Contracts

Other Obligations

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